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Exhibit 10.18

        THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

DEJA FOODS, INC.,
a Nevada Corporation
10% Convertible, Subordinated Debenture
Due November 30, 2007

No. 001	November , 2005

        DEJA FOODS, INC., a Nevada corporation (the "Corporation"), is indebted and, for value received, promises to pay to the order of                                                                          (the "Holder") on November 30, 2007 (the "Due Date"), unless this Debenture shall have been sooner called for redemption as herein provided, upon presentation of this Debenture,                                                  Dollars ($            ) (the "Principal Amount") and to pay interest on the Principal Amount at the rate of 10% per annum as provided herein. This Debenture is one of an authorized issue of Debentures (the "Debentures"), each in the denomination of $1,000 or a multiple thereof, made by the Corporation and limited to an aggregate principal amount of $5,000,000.

        The Corporation covenants, promises and agrees as follows:

        1.    Interest.    Interest which shall accrue on the Principal Amount shall be payable in monthly installments on the first day of each month in each and every calendar year until the Principal Amount and all accrued and unpaid interest shall have been paid in full. If this Debenture shall be issued on a date other than the first day of a calendar month, the interest payable shall be prorated upon the number of days of such calendar month period during which this Debenture shall have been issued and outstanding. The Principal Amount and accrued and unpaid interest shall be payable on the Due Date. The first payment of interest shall be made on December 1, 2005. All payments of principal and interest or principal or interest shall be made at                                                                         , or at such other place as may be designated by the Holder hereof.

        2.    Redemption.

          2.1    This Debenture is subject to redemption at the option of the Corporation in whole or in part prior to the Due Date at any time and from time to time without penalty or premium. The Corporation may exercise its right to redeem this Debenture prior to maturity by giving notice (the "Redemption Notice") thereof to the Holder of this Debenture as it appears on the books of the Corporation, which notice shall specify the terms of redemption, including the place at which the Holder of the Debenture may obtain payment, the principal amount of the Debenture to be redeemed (the "Redemption Amount") and shall fix a date for redemption (the "Redemption Date"), which date shall not be less than 30 days nor more than 45 days after the date of the Redemption Notice.

          2.2    On the Redemption Date, the Corporation shall pay all accrued and unpaid interest on the Debenture up to and including the Redemption Date and shall pay to the Holder hereof a dollar amount equal to the Redemption Amount.

        3.    Conversion.

          3.1    The Holder of this Debenture shall have the right, at such Holder's option, at any time, to convert all, but not less than all, of this Debenture into shares (the "Shares") of the Corporation's common stock (the "Common Stock") at $1.00 per Share.

          3.2    The Holder of this Debenture may exercise the conversion right provided in this Section 3 by giving written notice (the "Conversion Notice") to the Corporation of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the Shares are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the Debenture. The number of Shares that shall be issuable upon conversion of the Debenture shall be subject to adjustment as set forth below; provided, however, that in the event that this Debenture shall have been partially redeemed, Shares shall be issued pro rata, rounded to the nearest whole Share.

          3.3    Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the "Conversion Date"). Within 10 business days after receipt of the Conversion Notice, the Corporation shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by the Holder of this Debenture in the Conversion Notice, a stock certificate or stock certificates of the Corporation representing the number of Shares to which such Holder is entitled and a check or cash in payment of all interest accrued and unpaid on the Debenture up to and including the Conversion Date.

        4.    Conversion Adjustment.

          4.1    If the Corporation shall at any time subdivide its outstanding Shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Corporation shall declare a stock dividend or distribute Shares of Common Stock to its stockholders, the number of Shares immediately prior to such subdivision shall be proportionately increased in each instance, and if the Corporation shall at any time combine the outstanding Shares immediately prior to such combination shall be proportionately decreased in each instance.

          4.2    In case of any capital reorganization, any reclassification of the stock of the Corporation, other than as a result of a stock dividend or subdivision, split up or combination of Shares, or the merger of the Corporation with or into another person or entity, other than a merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock, or of the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety or the participation by the Corporation in Share exchange as the corporation the stock of which is to be acquired, this Debenture shall, effective on the opening of business on the date after the effective date of such reorganization, reclassification, merger, sale or exchange, lease, transfer or other disposition or Share exchange, be convertible into the kind and number of Shares of stock or other securities or property of the Corporation or of the corporation resulting from surviving such merger or to which such properties and assets shall have been sold, exchanged, leased, transferred or otherwise disposed or which was the corporation whose securities were exchanged for those of the Corporation to which the holder of the number of Shares of Common Stock deliverable, at the close of business on the date immediately preceding the effective date of such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or Share exchange, upon conversion of this Debenture would have been entitled upon such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or Share exchange. The provisions of this Section 4.2 shall similarly apply to successive reorganizations, reclassifications, mergers, sales, exchanges, leases, transfers or other dispositions or other Share exchanges.

          4.3    Whenever there is a conversion adjustment as provided in Section 4 hereof, the Corporation shall prepare and send to the Holder of this Debenture a statement, signed by the chief financial officer of the Corporation, showing in detail the facts requiring such adjustment.

          4.4    The Corporation shall pay all documentary or other transactional taxes and charges attributable to the issuance or delivery of Shares of the Corporation upon conversion; provided, however, that the Corporation shall not be required to pay any income taxes or any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Shares in a name other than that of the record Holder of this Debenture.

          4.5    The Corporation shall at all times reserve and keep available, free from preemptive rights, unissued or treasury Shares of Common Stock sufficient to effect the conversion of this Debenture.

        5.    Mandatory Conversion.    This Debenture shall automatically convert to Shares as set forth above if the closing selling price of the Corporation's publicly traded common stock for twenty (20) consecutive trading days averages $2.00 or more per Share.

        6.    Subordination.

          6.1    The Corporation covenants and agrees, and each Holder of this Debenture, by acceptance hereof, covenants and agrees, that the payment of the principal of and interest on this Debenture is expressly subordinated, only to the extent and in the manner hereinafter set forth, in right of payment of the principal of and interest on all Senior Indebtedness, as hereinafter defined, of the Corporation. "Senior Indebtedness," for the purposes hereof, shall mean all present and future secured debts and obligations of the Corporation of any kind, due or to become due, direct or indirect, jointly or independently owed by the Corporation to any other bank, trust company, insurance company, pension trust fund, other financial institution or other entity or individual.

          6.2    So long as any Senior Indebtedness is outstanding, no payment of the principal of or interest on this Debenture shall be made and no property or assets of the Corporation shall be applied to the purchase or other acquisition by the Corporation of this Debenture if, at the time thereof or immediately after giving effect thereto, there shall exist under the Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness shall have been incurred any event of default which shall not have been waived or cured as provided under the terms of any such agreement.

          6.3    In the event of any dissolution, winding up, other than a merger or Share exchange, liquidation or reorganization of the Corporation, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Corporation or otherwise, or in the event of any default in the payment of any Senior Indebtedness as to which default the holder thereof shall have given the Corporation notice (hereinafter "a proceeding"), then all principal of, premium and interest on, the Senior Indebtedness shall first be paid in full before the Holder of this Debenture shall be entitled to receive any payment or distribution in respect of the principal of or interest on this Debenture, other than a distribution of securities the right to payment of which is, at least to the same extent as the right to payment of this Debenture, subordinated to the prior payment or provision for payment in full of all Senior Indebtedness then outstanding. In any such proceeding, any payment or distribution of any kind or character, whether in cash, securities or other property, to which the Holder of this Debenture would be entitled if this Debenture were not so subordinated to the Senior Indebtedness shall be paid by the liquidating trustee, agent or other person making such payment to the holders of the Senior Indebtedness for application to the payment of the Senior Indebtedness remaining unpaid until such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness.

  To the extent that the holders of Senior Indebtedness have received payments which, but for the provisions of this Section 6, would have been paid to the Holder of this Debenture, then, upon payment in full of the Senior Indebtedness, the rights of the holders of the Senior Indebtedness to receive payments of distributions of cash, property or securities of the Corporation applicable to the Senior Indebtedness shall be subrogated to the Holders of this Debenture to receive payments until the principal of and interest on this Debenture shall be paid in full. For purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness, which, but for the provisions hereof, would have been payable or distributable to the Holder of this Debenture, shall, as between the Corporation, its creditors, other than the holders of the Senior Indebtedness, and the Holder of this Debenture, be deemed to be a payment by the Corporation to or on account of this Debenture.

          6.4    Each Holder, by acceptance hereof, covenants and agrees that such Holder will not accept or receive, nor authorize any other person to accept or receive, for the benefit of such Holder, any payment of principal of or interest on this Debenture which such Holder is not entitled to receive or retain under any of the provisions of this Debenture. In the event that the Holder of this Debenture shall receive any such payment or distribution which such Holder is not entitled to retain under any of the foregoing subordination provisions, such Holder will hold any amount so received in trust for the holders of the Senior Indebtedness and will forthwith turn over such payment or distribution (without liability for interest thereon) to the holders of Senior Indebtedness in the form received to be applied to the Senior Indebtedness.

          6.5    The holders of any Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder of this Debenture, without incurring responsibility to the Holder and without impairing or releasing the obligations of the Holder of this Debenture to the holders of the Senior Indebtedness, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend in any manner any agreement pursuant to which Senior Indebtedness shall have been issued and exercise or refrain from exercising any rights against the Corporation and any other person.

          6.6    No holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of this Debenture by any act or failure to act by the Corporation or any other person in the custody of the assets or property of the Corporation.

          6.7    The provisions of this Section 6 regarding subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the rights of the Holder of this Debenture on the other hand, and none of such provisions shall impair, as between the Corporation and the Holder of this Debenture, the obligation of the Corporation, which is unconditional and absolute, to pay to the Holder of this Debenture the principal of and interest on this Debenture in accordance with its terms, and no such provisions shall prevent the Holder from exercising all remedies otherwise permitted by applicable law.

        7.    Failure to Act and Waiver.    No failure or delay by the Holder hereof to insist upon the strict performance of any term of this Debenture or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Debenture, the Holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Debenture, or to declare a default for failure to effect such payment of any such other amount.

        The failure of the Holder of this Debenture to give notice of any failure or breach of the Corporation under this Debenture shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

        8.    Consent to Jurisdiction.    The Corporation and Holder hereby agree and consent that any action, suit or proceeding arising out of this Debenture shall be brought in any appropriate court in the State of California, including the United States California Central District Court, and by the issuance and execution of this Debenture the Corporation and the Holder irrevocably consent to the jurisdiction of each such court.

        9.    Transfer.    This Debenture shall be transferred on the books of the Corporation only by the registered Holder hereof or by his/her attorney duly authorized in writing or by delivery to the Corporation of a duly executed Assignment substantially in the form attached hereto as Exhibit A. The Corporation shall be entitled to treat any Holder of record of the Debenture as the Holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Debenture in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of California.

        10.    Notices.    All notices and communications under this Debenture shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows: if to the Corporation, to Deja Foods, Inc., 16501 Ventura Blvd., Suite 608, Encino, California 91436, Attention: David Fox, President and, if to the Holder of this Debenture, to the address of such Holder as it appears in the books of the Corporation. Any notice of communication shall be deemed given and received as of the date of such delivery or mailing.

        11.    Governing Law.    This Debenture shall be governed by and construed and enforced in accordance with the laws of the State of California, or, where applicable, the laws of the United States.

        IN WITNESS WHEREOF, the Corporation has caused this Debenture to be executed as of the date first written above.

DEJA FOODS, INC.

By:	David Fox, President

EXHIBIT A

ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby assigns to                                                 , the 10% Convertible, Subordinated Debenture of DEJA FOODS, INC., No.         and hereby irrevocably appoints                                                 , Attorney, to transfer said Debenture on the books of the within named corporation, with full power of substitution in the premises.

        Dated this        day of                        , 200    .

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DEJA FOODS, INC., a Nevada Corporation 10% Convertible, Subordinated Debenture Due November 30, 2007